Results Summary Coursera results for the three months ended June 30, 2026. Figures incorporate Udemy’s operating results from the date of acquisition and may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. Includes $79.8 million of merger, integration, and restructuring related costs recorded in the three months ended June 30, 2026. 2. Net cash (used in) provided by operating activities includes cash payments of merger and integration related costs of $39.1 million and cash payments of merger related personnel and severance costs of $18.1 million during the three months ended June 30, 2026. There were no related cash payments during the three months ended June 30, 2025. 3. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Q2 2026 Shareholder Letter 2 Q2 2026 Key Financial Measures Revenue $298.6M ↑ 60% Y/Y Net income (loss) 1 $(80.4)M ↓ (931)% Y/Y (26.9)% Net loss margin, ↓ (2270) bps Y/Y Adjusted EBITDA $42.7M ↑ 137% Y/Y 14.3% Adjusted EBITDA Margin, ↑ 470 bps Y/Y Net cash provided by (used in) operating activities 2 $(19.8)M ↓ (156)% Y/Y Free Cash Flow 2 $(32.6)M ↓ (214)% Y/Y Operating Segment Performance Enterprise revenue $140.0M ↑ 118% Y/Y Enterprise gross profit 3 $111.0M ↑ 148% Y/Y 79% gross profit margin, ↑ 960 bps Y/Y Consumer revenue $158.6M ↑ 29% Y/Y Consumer gross profit 3 $103.2M ↑ 37% Y/Y 65% gross profit margin, ↑ 380 bps Y/Y

Q2 marked an important milestone in Coursera’s next chapter of growth and value creation. On May 11, we completed our transaction with Udemy and began operating as a combined company. We reported revenue of $298.6 million, an increase of 60% year over year driven by the post-close inclusion of Udemy's operating results, and delivered Adjusted EBITDA of $42.7 million, representing a 14.3% margin. As a combined business, more than 85% of our total revenue now comes from recurring subscription streams across our Enterprise and Consumer segments. Following the close, our teams moved immediately from integration planning to execution. Integration activities are progressing ahead of our original expectations, reflecting the extensive planning completed before close and the disciplined execution underway across the combined company. We now expect to achieve at least $85 million of annual run-rate net synergies by the end of 2026, an increase of $5 million from our outlook shared in June, and are tracking well ahead of the original 24-month timeline to deliver our full $115 million annual run-rate net synergy target before the end of 2027. Reflecting our execution during the quarter, we increased and narrowed our full year 2026 revenue outlook to $1.220 billion to $1.245 billion and raised our annual Adjusted EBITDA Margin target by 100 basis points to approximately 14%. Importantly, we are strengthening our financial profile while continuing to invest for the future. AI is changing work and skills faster than traditional learning models can keep pace. As answers become more abundant, learners and organizations place a greater premium on trusted pathways that help them identify the skills that matter, develop them in context, and demonstrate capability in ways employers and institutions recognize. We believe the combination of Coursera and Udemy provides the scale, data, investment capacity, and product capabilities to build the next generation of trusted learning experiences. We are advancing that strategy on two complementary fronts. First, we are building a unified, next-generation platform that brings together the trusted content, skills intelligence, and product capabilities of Coursera and Udemy on a modern architecture to deliver more personalized, measurable, and AI-native learning experiences. Second, we announced a $100 million strategic equity investment in LearnVector, an AI-native learning company founded and led by Andrew Ng. LearnVector is intended to accelerate the design and testing of personalized, one-to-one learning experiences and represents a potential accelerant to our platform strategy and product roadmap already underway. Our investment in LearnVector is consistent with our disciplined approach to capital allocation. In May, our Board authorized a $500 million share repurchase program, and we moved quickly to execute against that authorization, repurchasing $90 million of shares during Q2 and approximately $140 million through July 28, 2026. Together with our continued investment in integration, product innovation, and our unified platform, these actions reflect the flexibility offered by our strong financial position and our confidence in the long-term value creation opportunity for our shareholders. The progress we have made this year reflects a deliberate strategy that has guided Coursera over the past year: strengthening our operating model and financial profile, expanding our ecosystem and scale through the combination with Udemy, and accelerating innovation to build the next generation of trusted learning experiences. We are now executing against that strategy by investing in a unified platform that combines the strengths of Coursera and Udemy, while exploring opportunities to accelerate of AI-native innovation through our investment in LearnVector. We believe we're only at the beginning of what AI-native learning can become, and we're excited to help shape that future as we build a new generation of learning experiences that are more personalized, measurable, and embedded into everyday work and life — delivering better outcomes for our learners, customers, and content creators, as well as long-term value for our shareholders. To our shareholders, Q2 2026 Shareholder Letter 3 Coursera results for the three months ended June 30, 2026. Figures may be rounded for presentation purposes. Unless otherwise specified, financial results and guidance are presented on an as- reported basis and include Udemy only for periods following the May 11, 2026 transaction close. References to normalized performance include Udemy’s pre-close results as if the transaction had closed on January 1, 2026 and are provided solely for illustrative comparability. See the Outlook section for additional information. Refer to the Outlook section for a complete discussion of Q3 and full year 2026 guidance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Greg Hart President and Chief Executive Officer Mike Foley Chief Financial Officer

Platform innovation Coursera and Udemy product announcements, developments, and figures may include information up to the date of the Q2 2026 earnings report on July 29, 2026. Q2 2026 Shareholder Letter 4 We believe our next phase of growth will be driven by faster, more continuous product innovation. The combination with Udemy provides the shared scale, data, talent, and investment capacity to move more quickly, while bringing together Coursera’s insight into how the world learns with Udemy’s understanding of the rapidly changing skills employers value most. Building on that foundation, we are advancing a unified, next-generation platform that connects the data, skills intelligence, and product capabilities of Coursera and Udemy on a modern, AI-native architecture. At its core is a skills and career graph informed by more than two million data points across jobs, skills, and learning content. By connecting these signals, we are moving from isolated AI features toward an integrated skills system that begins with a learner or organization’s desired outcome, identifies the skills required, delivers personalized learning and practice, and provides credible proof of progress. Within three weeks of of forming a cross-functional team following the transaction close, we developed an early end-to-end prototype and are now expanding that work across our combined product and engineering organization with input from select Enterprise customers and content creators. This quarter’s product developments demonstrate several of the building blocks already taking shape: more interactive and personalized experiences, faster experimentation, and trusted learning embedded directly into the flow of work. Immersive experiences Across Udemy and Coursera, we are expanding AI- powered Role Play to help learners build on trusted content by applying skills in realistic scenarios. New capabilities such as real-time voice simulations, deeper customization, and immersive video make practice more engaging and provide immediate, actionable feedback — an important step toward helping learners develop and demonstrate capability in real time. Faster experimentation Ollie, a standalone mobile experience for Coursera Plus subscribers that launched in June, was developed by a small AI incubation team using AI-assisted tools to shorten the cycle from idea to product to learner feedback. More important than the app itself is the development model, which is helping us increase product velocity and shaping how we build our next- generation platform. Learning in the flow of work We are expanding Model Context Protocol capabilities across both platforms so organizations can securely connect their AI assistants and agents with trusted Coursera and Udemy learning experiences. The Coursera Connector for Claude demonstrates the opportunity: learners can move from a work-related question to relevant learning and interactive practice within the same workflow, positioning our platforms as trusted skills infrastructure wherever work happens.

Strategic Investment in LearnVector A New AI-Native Learning Company Founded by Andrew Ng What LearnVector is A new AI company building one-to-one learning experiences. Founded in 2026. Mission To accelerate human development. AI is creating unprecedented opportunities for everyone. LearnVector helps people build skills so every person can take part. Founder & CEO Andrew Ng — Co-founder, Coursera and Google Brain. Founder, DeepLearning.AI. Stanford Computer Science Adjunct Faculty. Backing A $100 million investment from Coursera. What’s being built A trustworthy guide for learning. New learning experiences targeted for early 2027. SPOTLIGHT

Ecosystem expansion

Our unified platform will be powered by one of the most comprehensive learning ecosystems in the world. Across Coursera and Udemy, we serve more than 300 million registered learners, more than 1.6 million paid subscribers, and more than 12,000 Enterprise customers spanning businesses, campuses, and governments. As more learners and organizations engage across our platforms, we gain richer, more real-time insight into how the world learns, how skills evolve, and what employers value most. By connecting these signals, we aim to improve discovery, personalization, content development, and learning outcomes, while growing our global reach to attract expert practitioners, universities, and industry partners seeking to extend their impact. Together, these advantages reinforce each other to make our product experiences more relevant, trusted, and valuable over time.


Comprehensive product offerings to deliver
Skills development & verification
335,000+ courses
World-class ecosystem of
Trusted creators
100k+ expert instructors
400+ universities and industry leaders
Platform
Reach + Data + Tech
Expansive global reach to
Learners & customers
300M+ Learners
12,000+ Enterprise Customers

Paid Subscribers


in millions
% Y/Y change
+42%
+44%
1.08
1.15
1.30
1.35
1.53
1.66
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26

Enterprise Customers


in thousands
% Y/Y change
(2)%
(2)%
12.4
12.3
12.3
12.3
12.2
12.1
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26

Figures may be rounded for presentation purposes, and percentages refer to year-over-year change. Key business metrics represent the combined metrics of Coursera and Udemy under a unified reporting methodology. Historical combined metrics have been conformed to this methodology for comparability and may not equal the sum of each company's previously reported metrics or be directly comparable to as-reported financial results, which incorporate Udemy's operating results only from the May 11, 2026 acquisition date. Refer to the Key Business Metrics section for definitions and additional information.

coursera
Q2 2026 Shareholder Letter 6

Content engine

Our combined ecosystem brings together more than 100,000 instructors, including expert practitioners and more than 400 university and industry partners, enabling us to respond quickly as skills requirements evolve. As AI makes information more abundant and changes work at an accelerating pace, learners and organizations increasingly need trusted expertise, relevant learning, and clear pathways to develop and demonstrate the capabilities that matter.

Across Coursera and Udemy, we are investing in tools and insights that help content creators develop more personalized, interactive, and adaptive learning experiences. By combining trusted content and expertise with greater context about learner goals, emerging skills, and workforce needs, we can address new skill requirements with greater speed and relevance while continuing to offer rigorous learning, verified assessments, and recognized credentials that support career advancement and workforce transformation at scale.

Industry micro-credentials

That speed must be matched by trust. Our micro-credentials combine role-specific learning with industry-recognized proof of capability. In Q2, we announced 10 new micro-credentials from Google DeepMind, Meta, Microsoft, Dartmouth, the University of Michigan, and other leading partners.

We also published our 2026 Micro-Credentials Impact Report, which is based on a global survey of more than 3,500 learners, employers, and higher education leaders. Among the findings, 92% of employers said entry-level hires with micro-credentials perform better in their first year, while 87% of graduates with micro-credentials reported securing a role aligned with their field within 12 months.


coursera
2026
Micro-Credentials
Impact Report

Read the report →

Generative AI skills

Generative AI demonstrates both the pace of demand and the responsiveness of our ecosystem. Across Coursera and Udemy, we now offer nearly 10,000 GenAI courses, including new offerings from Anthropic designed to build AI fluency. Year-to-date, learners are enrolling in GenAI content at a combined rate of more than 45 enrollments per minute, up from 25 per minute in 2025.

Anthropic AI Fluency: Framework and Foundations

Beginner level · 3 hours

Skills you'll build: AI literacy, Human-AI collaboration, Generative AI

Coursera and Udemy content announcements, developments, and figures may include information up to the date of the Q2 2026 earnings report on July 29, 2026.

coursera
Q2 2026 Shareholder Letter 7

Q2 2026 financial results

$298.6M

Revenue
↑ 60% Y/Y

$(80.4)M [1]

Net loss
↓ (72.6)M Y/Y [1]

(26.9)% Net loss margin [1]
↓(2270) bps Y/Y [1]

$(19.8)M [2]

Net cash provided by (used in) operating activities
↓ (156)% Y/Y [2]

$42.7M

Adjusted EBITDA
↑ 137% Y/Y

14.3% Adjusted EBITDA Margin
↑ 470 bps Y/Y

$(32.6)M [2]

Free Cash Flow
↓ (214)% Y/Y [2]

Revenue

Revenue was $298.6 million, up 60% year over year as reported, driven primarily by the inclusion of Udemy's results beginning May 11, 2026. On a normalized basis, total revenue declined 1% year over year. Enterprise performance was broadly in line with expectations, while Consumer subscription growth was more than offset by pressure in transactional offerings and disciplined paid marketing. More than 85% of total revenue now comes from recurring subscription offerings within Enterprise or Consumer. Based on our Q2 performance, we increased and narrowed our full year 2026 revenue outlook to a range of $1.220 billion to $1.245 billion.



+6%
179.3
117.6
61.7
Q1'25
+10%
187.1
122.8
64.3
Q2'25
+10%
194.2
130.3
63.9
Q3'25
+10%
196.9
131.5
65.4
Q4'25
+9%
195.7
129.5
66.2
Q1'26
+60%
298.6
158.6
140.0
Q2'26
+ Udemy
Enterprise segment $
Consumer segment $
in millions
% Y/Y change

Coursera results for the periods reported January 1, 2025 through June 30, 2026. Reported figures reflect Udemy's operating results from the date of acquisition on May 11, 2026 and may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. Includes $79.8 million of merger, integration, and restructuring related costs recorded in the three months ended June 30, 2026.
2. Net cash (used in) provided by operating activities includes cash payments of merger and integration-related costs of $39.1 million and cash payments of merger-related personnel and severance costs of $18.1 million during the three months ended June 30, 2026. There were no related cash payments during the three months ended June 30, 2025.

coursera
Q2 2026 Shareholder Letter 8

Gross profit

GAAP gross profit was $173.4 million, or 58.1% of revenue, up 320 basis points from the prior year period. Non-GAAP gross profit was $185.8 million, or 62.2% of revenue, up 620 basis points year over year as reported and approximately 200 basis points on a normalized basis. The expansion reflects the contribution of Udemy's higher-margin results as well as structural improvements established by both companies before close. At Coursera, those improvements included the platform fee and greater engagement with Coursera-produced content. At Udemy, they included changes to instructor economics and a continued shift toward subscription revenue.


GAAP
54.9%
58.1%
+14%
102.7
+69%
173.4
Q2'25
Q2'26
+ Udemy
Non-GAAP
56.0%
62.2%
+13%
104.7
+77%
185.8
Q2'25
Q2'26
+ Udemy
Gross profit margin %
Gross profit $
in millions
% Y/Y change

Operating expenses

GAAP operating expenses were $258.1 million, or 86.4% of revenue, including $79.8 million of merger, integration, and restructuring related costs.[1] Non-GAAP operating expenses were $149.7 million, or 50.1% of revenue. In preparation for the transaction, we made substantial progress during the pre-close planning phase and have taken meaningful steps since closing, including a workforce action in early July to simplify the combined company and reduce duplication across functions.


GAAP
63.0%
15.7%
34.0%
13.3%
Q2'25
86.4%
26.7%
14.6%
34.8%
10.3%
Q2'26 1
+ Udemy
Non-GAAP
49.5%
10.7%
31.0%
7.8%
Q2'25
50.1%
11.4%
31.0%
7.7%
Q2'26
+ Udemy
Merger, integration, and restructuring related costs
Research and development
Sales and marketing
General and administrative
% of revenue

Coursera results for the three months ended June 30, 2026 and 2025. Percentages refer to year-over-year change, unless otherwise specified. Reported figures reflect Udemy's operating results from the date of acquisition on May 11, 2026 and may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. During the three months ended June 30, 2026, we changed the caption for "Restructuring related charges" to "Merger, integration, and restructuring related costs" within operating expenses in our Condensed Consolidated Statements of Operations.

coursera Q2 2026 Shareholder Letter 9

Net income (loss)

GAAP net loss was $(80.4) million, or (26.9)% of revenue, reflecting merger, integration, and restructuring related costs recorded during the quarter.[2] Non-GAAP net income was $40.4 million, or 13.5% of revenue, demonstrating continued operating discipline while investing in product innovation, platform capabilities, and growth initiatives that support long-term profitable growth.


(7.8)
(7.8)
(8.6)
(26.8)
(20.5)
(80.4)
(4.4)%
(4.2)%
(4.4)%
(13.6)%
(10.5)%
(26.9)%
Q1'25
Q2'25
Q3'25
Q4'25[1]
Q1'26[2]
Q2'26[3]
+ Udemy
GAAP net loss $
GAAP net loss margin %
in millions

Adjusted EBITDA

Adjusted EBITDA was $42.7 million, or 14.3% of revenue, reflecting higher gross margins, disciplined operating execution, and the initial benefit of integration and synergy-related actions. Based on our second quarter performance and accelerated pace of synergy realization, we increased our full year Adjusted EBITDA Margin target by 100 basis points to approximately 14%. We evaluate our performance using a full year Adjusted EBITDA Margin framework rather than optimizing for any individual quarter. Our updated 2026 outlook reflects continued investment in product innovation alongside accelerated integration execution, which we believe positions the combined company to deliver another year of meaningful margin expansion while strengthening its long-term earnings profile.


10.4%
9.6%
8.0%
5.7%
6.9%
14.3%
18.7
18.0
15.6
11.2
13.5
42.7
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
+ Udemy
Adjusted EBITDA $
Adjusted EBITDA Margin %
in millions

Coursera results for the periods reported January 1, 2025 through June 30, 2026. Percentages refer to year-over-year change, unless otherwise specified, and figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. Includes $11.9 million of Merger, integration, and restructuring related costs recorded in the three months ended December 31, 2025.
2. Includes $10.0 million of Merger, integration, and restructuring related costs recorded in the three months ended March 31, 2026.
3. Includes $79.8 million of Merger, integration, and restructuring related costs recorded in the three months ended June 30, 2026.

coursera

Q2 2026 Shareholder Letter 10

Cash flow

Net cash used in operating activities was $(19.8) million, and Free Cash Flow was $(32.6) million. These results included $39.1 million of cash payments for merger and integration-related costs and $18.1 million of cash payments for merger-related personnel and severance costs.[3] Excluding these payments, Free Cash Flow would have been approximately $25 million, trailing Adjusted EBITDA primarily due to working-capital timing that we expect to largely normalize in the third quarter. Over time, we expect Free Cash Flow to increase as these one-time costs subside and the benefits of integration, synergy realization, and margin expansion build.



Cash, cash equivalents, and marketable securities $
Net cash provided by (used in) operating activities $
Free Cash Flow $
in millions
748
775
798
793
790
982
33.5
25.3
35.5
28.6
33.9
26.6
5.8
(2.0)
14.6
3.0
(19.8)
(32.6)
Q1'25
Q2'25
Q3'25
Q4'25 1
Q1'26 2
Q2'26 3
+ Udemy

Capital allocation

As of June 30, 2026, we had approximately $982 million of unrestricted cash, cash equivalents, and marketable securities, with no debt. This strong financial position provides the flexibility to execute our integration plans, invest in our unified platform, opportunistically return capital to shareholders, and selectively invest in strategic opportunities, such as LearnVector, that can strengthen our product strategy and long-term competitive position.

Following the completion of the Udemy transaction, our Board authorized a $500 million share repurchase program, and we moved quickly to execute against it, repurchasing $90 million of shares during Q2 and approximately $140 million of cumulative activity through July 28, 2026.[4] The program reflects our disciplined approach to capital allocation and, together with our continued efforts to manage dilution, underscores the value we place on shareholder equity and our confidence in the long-term value creation opportunity ahead.

Coursera results for the periods reported January 1, 2025 through June 30, 2026. Figures reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. Information presented for cash, cash equivalents, and marketable securities is as of period end. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. The three months ended December 31, 2025 includes $3.8 million in cash payments for M&A related transaction costs, as well as $4.7 million of catch-up payments to a content creator partner.
2. The three months ended March 31, 2026 includes $11.1 million in cash payments for M&A related transaction costs.
3. The three months ended June 30, 2026 includes $39.1 million in cash payments for merger and integration-related costs and $18.1 million in cash payments for merger-related personnel and severance costs.
4. Share repurchase activity of approximately $140 million reflects cumulative repurchases during the three months ended June 30, 2026 and from July 1, 2026 through July 28, 2026.

coursera
Q2 2026 Shareholder Letter 11

Following the completion of our combination with Udemy, Coursera now delivers a broad set of skills development solutions for individuals and organizations through two complementary platforms that together serve a global ecosystem of learners, customers, instructors, and partners. As AI accelerates the pace of change across the economy, we believe individuals and organizations increasingly require continuous skills development to remain competitive. Building on this foundation, we are investing to create a unified, next-generation platform that connects our trusted content, skills intelligence, product capabilities, and global ecosystem to deliver more personalized, measurable, and AI- native learning experiences. Our strategy is to connect skills, learning, proof, and outcomes — helping individuals build and demonstrate new capabilities while enabling organizations to develop workforce readiness at scale. As outlined during our supplemental post-merger modeling call in June, we continue to report the combined business through two operating segments: Enterprise and Consumer. To support comparability and provide greater transparency into the underlying drivers of performance, we aligned our reporting framework and updated our key business metrics following the close of the transaction. Operating segments Q2 2026 Shareholder Letter 12 Enterprise Consumer $140.0M Revenue ↑ 118% Y/Y $158.6M Revenue ↑ 29% Y/Y $111.0M Segment gross profit 1 ↑ 148% Y/Y $103.2M Segment gross profit 1 ↑ 37% Y/Y 79.3% Segment gross profit margin ↑ 960 bps Y/Y 65.1% Segment gross profit margin ↑ 380 bps Y/Y 91% Net Retention Rate (“NRR”) ↓(380) bps Q/Q $121.7M Subscription revenue ↑ 19% Y/Y 12,107 Enterprise Customers ↓ (2)% Y/Y 1.655M Paid Subscribers ↑ 44% Y/Y Coursera results for the three months ended and as of June 30, 2026. Figures reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. Refer to the Key Business Metrics section for definitions and additional information. 1. Segment gross profit is defined as segment revenue less content costs, consistent with our unaudited condensed consolidated financial statements.

Enterprise performance

Enterprise revenue of $140.0 million was up 118% year over year on an as-reported basis, reflecting the inclusion of Udemy following the transaction close. While organizations continue to prioritize workforce transformation as AI reshapes skills requirements, the near-term demand environment remained mixed across customer segments, regions, and use cases. Segment gross profit was $111.0 million, representing a gross profit margin of 79.3%, an increase of 960 basis points year over year. Margin expansion reflected the higher-margin contribution from Udemy, as well as structural improvements in content economics that both companies were driving independently prior to the transaction.



70.0%
69.7%
69.6%
69.7%
70.8%
79.3%
+7%
61.7
+10%
64.3
+6%
63.9
+5%
65.4
+7%
66.2
+118%
140.0
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
+ Udemy
Enterprise revenue $
Enterprise gross profit margin %
in millions

Consumer performance

Consumer revenue of $158.6 million increased 29% year over year on an as-reported basis, reflecting the inclusion of Udemy following the transaction close. Growth was driven by continued strength in Coursera Plus and subscription offerings across the combined company, while transactional demand remained challenged. Subscription revenue, up 19% year over year, continues to represent the primary growth engine within the Consumer segment. Segment gross profit was $103.2 million, representing a gross profit margin of 65.1%, an increase of 380 basis points year over year. Margin expansion reflected continued improvements in content economics across both Coursera and Udemy, including the early benefits of the platform fee introduced at the beginning of 2026.



61.6%
61.3%
61.2%
61.5%
63.2%
65.1%
+5%
117.6
19.9
97.7
+10%
122.8
20.5
102.3
+13%
130.3
19.1
111.2
+12%
131.5
18.6
112.9
+10%
129.5
19.1
110.4
+29%
158.6
36.9
121.7
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
+ Udemy
Consumer subscription revenue $
Transaction & other plus degrees $
Consumer gross profit margin %
in millions

Coursera results for the periods reported January 1, 2025 through June 30, 2026. Percentages refer to year-over-year change. Results for the three months ended June 30, 2026 reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs, consistent with our unaudited condensed consolidated financial statements.

coursera

Q2 2026 Shareholder Letter 13

Actual results may differ materially from Coursera’s financial outlook as a result of, among other things, the factors described under “Forward-looking statements” below. Please refer to section “Non- GAAP financial measures” for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. 1. Full year weighted-average diluted shares reflect the period during which shares were outstanding in 2026, including Coursera’s standalone share count prior to May 11, 2026 and the combined company share count following the close. The estimate does not include the impact of any potential share repurchase activity after July 28, 2026. Q2 2026 Shareholder Letter 14 Outlook As outlined during our supplemental post-merger modeling call in June, our guidance is presented on an as-reported basis and incorporates Udemy’s operating results following the May 11 transaction close. Q3 and full year 2026 guidance For the third quarter, we expect revenue to be in the range of $364 million to $372 million and Adjusted EBITDA to be in the range of $52 million to $56 million. For full year 2026, we are raising and narrowing our revenue outlook to a range of $1.220 billion to $1.245 billion. Our underlying assumptions remain consistent with the framework established during our June supplemental modeling call. We continue to expect Enterprise performance to be broadly in line with our expectations, while Consumer subscription growth is expected to be offset by pressure in our transactional offerings and our more disciplined approach to paid marketing. We are also increasing our full year Adjusted EBITDA Margin target by 100 basis points to approximately 14%. This reflects continued operating discipline and the early execution we are driving across our integration initiatives, including a continued ramp in the realization of synergy savings. Free Cash Flow is expected to improve as transaction and integration-related cash payments subside and the benefits of integration, synergy realization, and margin expansion continue to build. Over time, and in a more normalized operating environment without significant one-time cash expenses, we expect Free Cash Flow to broadly track Adjusted EBITDA. Please refer to the Modeling Considerations on the following page for additional detail. Q3 2026 Full year 2026 $364M to $372M Revenue $1.220B to $1.245B Revenue $52M to $56M Adjusted EBITDA ~14% Adjusted EBITDA Margin Weighted average share count 1 Basic: 267 million Diluted: 271 million Weighted average share count 1 Basic: 234 million Diluted: 242 million

Synergies progress Following the close of the Udemy transaction, our teams moved immediately from planning to execution across the combined company. Consistent with the framework established during our June supplemental modeling call, we made substantial progress during the quarter and have continued to execute over the last month, including the workforce actions announced in early July to simplify the combined organization and reduce duplication across functions. Given this progress, we now expect to achieve at least $85 million of annual run-rate net synergies by the end of 2026, an increase from the $80 million estimate we provided in June. These actions, together with the investments we are making in our unified, next-generation platform, are designed to create a stronger, more agile company with greater capacity to innovate and invest for long-term growth. As integration progresses, we expect margin expansion, disciplined operating execution, and synergy realization to continue strengthening our financial profile. While significant work remains, we are encouraged by the pace of execution to date and are tracking well ahead of the original 24-month timeline, with the full $115 million annual run-rate net synergy target now expected before the end of 2027. Q2 2026 Shareholder Letter 15 Modeling considerations In June, we hosted a one-time supplemental post-merger modeling call to establish a clear financial reporting framework for the combined company following the closing of the Udemy transaction. The table below summarizes the key developments since June and should be considered alongside the supplemental modeling presentation, which remains available on our Investor Relations website. Actual results may differ materially from Coursera’s financial outlook as a result of, among other things, the factors described under “Forward-looking statements” below. Please refer to section “Non- GAAP financial measures” for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Reporting basis Reported financial results and guidance reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy’s operating results from the date of acquisition. Revenue Full year revenue outlook increased and narrowed to a range of $1.220 billion to $1.245 billion. Underlying segment trends are expected to remain broadly in line with June commentary: on a normalized basis, this includes Enterprise and Consumer subscription growth, pressured by softness in Consumer transactional offerings and a more disciplined approach to paid marketing. Adjusted EBITDA Full year Adjusted EBITDA Margin target increased by 100 basis points to approximately 14%, reflecting continued operating discipline and a faster pace of integration and synergy realization in 2026. Adjusted EBITDA Margin is expected to increase through the second half of the year as in-period synergy benefits and cost savings ramp, including a targeted exit rate of more than 16% in Q4. Synergies Expect to achieve at least $85 million of annual run-rate net synergies by the end of 2026, up from the $80 million estimate provided in June. Expect to deliver the full $115 million annual run-rate net synergy target before the end of 2027, well ahead of the original 24-month timeline No change to our estimates or treatment of potential revenue dis-synergies, and guidance continues to exclude revenue synergies. Purchase accounting Reported results are expected to include an approximately $10 million quarterly purchase accounting benefit throughout 2026, which is expected to moderate in subsequent years. Cash expenses Anticipated one-time cash costs associated with integration initiatives are estimated at approximately $60 million in the second half of 2026, with the majority expected to be incurred in Q3, in support of achieving the increased target of $85 million of annual run-rate net synergies by year-end. Share count Full year weighted-average diluted shares reflect the period during which shares were outstanding in 2026, including Coursera’s standalone share count prior to May 11, 2026 and the combined company share count following the close. The estimate does not include the impact of any potential share repurchase activity after July 28, 2026. Share repurchase Approximately $140 million of shares were repurchased through July 28, 2026 under the $500 million authorization. We are not providing an outlook for future repurchase activity, which remains subject to market conditions and other relevant considerations.

Conference call details Q2 2026 Shareholder Letter 16 As previously announced, Coursera will hold a conference call to discuss its second quarter 2026 performance today, July 29, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year. Disclosure information In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as Coursera’s investor relations website. About Coursera Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world- class learning. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including AI-powered personalized guide and features, like Role Play and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Coursera recently combined with Udemy to create one of the world’s most comprehensive skills development platforms. Contacts Investor Relations Cam Carey, VP of Investor Relations ir@coursera.org Media Arunav Sinha, VP of Global Communications press@coursera.org

Key business metrics

Combined metrics of Coursera and Udemy

Unified reporting methodology

	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
Net Retention Rate	95 %	95 %	93 %	94 %	93 %	91 %
Enterprise Customers	12,387	12,325	12,338	12,312	12,214	12,107
Paid Subscribers *(in thousands)*	1,079	1,152	1,299	1,351	1,529	1,655

Previously reported methodology

	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26
Coursera Paid Enterprise Customers[1]	1,651	1,686	1,724	1,730	1,729
Udemy Business Customers[1]	17,216	17,107	17,111	17,029	16,822
Coursera Net Retention Rate[1]	91 %	93 %	89 %	93 %	90 %
Udemy Net Dollar Retention Rate[1]	96 %	95 %	93 %	93 %	93 %

Key Business Metrics presented above, as well as throughout this Shareholder Letter, represent the combined metrics of Coursera and Udemy, reflecting a unified reporting methodology and aligned definitions (provided below). Historical combined metrics have been conformed to this unified reporting methodology for comparability purposes, and, therefore, may not equal the sum of each company's previously reported metrics or be comparable to the financial information presented in this Shareholder Letter, which reflects the completion of the Udemy transaction on May 11, 2026 and incorporates Udemy's operating results from the date of acquisition.

Definitions

Enterprise Customers

We count the total number of Enterprise Customers that are active on the Coursera or Udemy platforms at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define an "Enterprise Customer" as a customer who purchases Coursera or Udemy solutions via our direct sales force or through reseller and channel partnerships. For purposes of determining our Enterprise Customer count, we exclude customers who do not purchase either via our direct sales force or through reseller and channel partnerships, including organizations engaging through our self service platforms.

Net Retention Rate ("NRR") for Enterprise Customers

We calculate annual recurring revenue ("ARR") by annualizing each customer's monthly recurring revenue ("MRR") for the most recent month at period end. We calculate "Net Retention Rate" for a period by starting with the ARR from all Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Enterprise Customers as of the current period end, or "Current Period ARR". Current Period ARR includes expansion within Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes the contribution from new Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Enterprise Customers.

Paid Subscribers

Paid Subscriber count is defined as the total number of unique subscribers with at least one paid Consumer subscription product that contributes to revenue as of the reporting period. For purposes of determining unique subscriber count, subscribers with multiple paid subscriptions are counted as a single Paid Subscriber.

1. These legacy as-reported figures were calculated using each respective company's pre-merger defined reporting methodology and are provided solely for historical reference.

coursera

Q2 2026 Shareholder Letter 17

Non-GAAP financial measures Q2 2026 Shareholder Letter 18 We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. In addition to financial information presented in accordance with GAAP, this document includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to- period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools. Definitions Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) amortization of acquired intangible assets; (4) amortization of stock-based compensation expense capitalized as internal-use software costs; (5) payroll tax expense related to stock-based compensation; and (6) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding. Non-GAAP Operating Expenses We define non-GAAP operating expenses as GAAP operating expenses excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) payroll tax expense related to stock-based compensation; (4) amortization of acquired intangible assets; and (5) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Adjusted EBITDA and Adjusted EBITDA Margin We define Adjusted EBITDA as our GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) depreciation and amortization; (4) income tax expense; (5) other expense (income), net; (6) payroll tax expense related to stock-based compensation; (7) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (8) interest income, net. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Free Cash Flow We define Free Cash Flow as net cash (used in) provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

Forward-looking statements Q2 2026 Shareholder Letter 19 This document contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this document that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the business combination with Udemy, including the expected benefits of the business combination, such as the amount and expected timing of our annual run-rate net synergies, the outlook for the combined company’s results of operations and financial condition; our continued integration efforts for the combined company; statements regarding LearnVector, including the expected benefits of our investment in and our potential commercial collaborations; our plan to share updates regarding our investment in LearnVector on our Coursera Blog; the aim of LearnVector to put AI agents to work for human development by creating more personalized, one-to-one learning experiences that adapt to each learner and address the growing need for continuous, trusted skills development; the impact of our relationship with LearnVector on our strategy; the expansion of our market opportunity; the global demand to embrace new skills; our progress in our growth initiatives; the development, including expected timing, of a more comprehensive and AI-native skills platform to deliver more personalized, effective, and measurable learning experiences; our initiatives to strengthen our position as a trusted source for verified learning for learners and organizations; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the third quarter of 2026 and full year 2026; and the timing, amount, and continuation of share repurchases under our share repurchase authorization, including our expectations regarding future cash generation and capital allocation priorities, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; risks associated with our ability to develop, market and sell a more comprehensive and AI-native skills platform in a timely manner or at all, and risks related to its market adoption; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally, including the rapid pace of technological change and the substantial and ongoing investment required that may be required to successfully compete; risks related to our investment in, and potential commercial collaborations with, LearnVector, including our ability to enter into a potential definitive commercial collaboration agreement with LearnVector on mutually acceptable terms, or at all, and to realize the anticipated benefits therefrom; risks related to the business combination with Udemy, including our ability to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, our ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; our ability to realize the anticipated benefits and synergies of the business combination with Udemy, including the expected amount and timing of net synergies, and the risk that integration may be more difficult, time-consuming, or costly than expected; the risk of impairment of goodwill and other intangible assets acquired in the business combination; fluctuations in the prices of Coursera stock; our ability to compete effectively against new and existing competitors, particularly as emerging and evolving technologies such as AI may lower barriers to entry, enable new products and business models, and alter industry dynamics; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platforms; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; fluctuations in market conditions, our cash needs, and other factors affecting our ability to repurchase shares under our share repurchase authorization; our limited operating history; the relative nascency of online learning solutions and generative AI; natural disasters, public health crises, or other catastrophic events; as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this document. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Condensed Consolidated Statements of Operations Unaudited (in millions, except per share amounts) Q2 2026 Shareholder Letter 21 Three Months Ended June 30, 2026 2025 Revenue $ 298.6 $ 187.1 Cost of revenue(2) 125.2 84.4 Gross profit 173.4 102.7 Operating expenses: Research and development(2) 43.7 29.3 Sales and marketing(2) 104.0 63.6 General and administrative(1)(2) 30.6 24.9 Merger, integration, and restructuring related costs(1)(2) 79.8 — Total operating expenses 258.1 117.8 Loss from operations (84.7) (15.1) Other income, net: Interest income, net 7.7 8.0 Other (expense) income, net (1.3) 0.1 Loss before income taxes (78.3) (7.0) Income tax expense 2.1 0.8 Net loss $ (80.4) $ (7.8) Net loss per share—basic and diluted $ (0.34) $ (0.05) Weighted average shares used in computing net loss per share— basic and diluted 233.4 162.5 (1) During the three and six months ended June 30, 2026, we changed the caption for “Restructuring related charges” to “Merger, integration, and restructuring related costs” within operating expenses in our Condensed Consolidated Statements of Operations. In conjunction with this update, $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in “General and administrative expenses” during the three months ended March 31, 2026 are now reflected in “Merger, integration, and restructuring related costs.” (2) Includes stock-based compensation expense as follows: Three Months Ended June 30, 2026 2025 Cost of revenue $ 1.0 $ 0.6 Research and development 9.2 8.9 Sales and marketing 6.7 5.5 General and administrative 6.9 8.8 Merger, integration, and restructuring related costs 15.8 — Total stock-based compensation expense $ 39.6 $ 23.8

Condensed Consolidated Balance Sheets Unaudited (in millions) Q2 2026 Shareholder Letter 22 June 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 871.7 $ 792.6 Marketable securities 110.5 — Accounts receivable, net 158.8 65.4 Deferred costs, net 25.9 19.6 Prepaid expenses and other current assets 54.5 20.5 Total current assets 1,221.4 898.1 Property, equipment, and software, net 55.0 43.4 Intangible assets, net 436.3 27.1 Goodwill 182.7 — Other assets 52.4 31.4 Total assets $ 1,947.8 $ 1,000.0 Liabilities and Stockholders’ Equity Current liabilities: Content liabilities $ 122.5 $ 100.0 Other accounts payable and accrued expenses 53.8 29.8 Accrued compensation and benefits 56.6 36.7 Deferred revenue, current 498.4 180.9 Other current liabilities 36.8 10.5 Total current liabilities 768.1 357.9 Deferred revenue, non-current 3.0 1.4 Other liabilities 9.7 5.0 Total liabilities 780.8 364.3 Stockholders’ equity: Additional paid-in capital 2,179.0 1,546.9 Accumulated other comprehensive income 0.1 — Accumulated deficit (1,012.1) (911.2) Total stockholders’ equity 1,167.0 635.7 Total liabilities and stockholders’ equity $ 1,947.8 $ 1,000.0

Condensed Consolidated Statements of Cash Flows Unaudited (in millions) Q2 2026 Shareholder Letter 23 Six Months Ended June 30, 2026 2025 Cash flows from operating activities: Net loss $ (100.9) $ (15.6) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation and amortization 30.0 14.5 Stock-based compensation expense 59.9 48.0 Other 1.2 2.2 Changes in operating assets and liabilities: Accounts receivable, net 3.9 (7.4) Prepaid expenses and other assets (8.6) 6.2 Accounts payable and accrued expenses 1.7 3.5 Accrued compensation and other liabilities 3.0 (8.9) Deferred revenue 4.6 26.5 Net cash (used in) provided by operating activities (5.2) 69.0 Cash flows from investing activities: Cash acquired from the Udemy merger 213.6 — Purchases of marketable securities (28.2) — Proceeds from maturities of marketable securities 27.5 — Purchases of content assets (10.9) (5.9) Capitalized internal-use software costs (13.0) (8.3) Purchases of property, equipment, and software (0.5) (0.9) Net cash provided by (used in) investing activities 188.5 (15.1) Cash flows from financing activities: Proceeds from exercise of stock options 0.5 3.8 Proceeds from employee stock purchase plan 2.7 2.8 Payments for repurchases of common stock (87.3) — Payments for tax withholding on vesting of restricted stock units (18.3) (13.1) Net cash used in financing activities (102.4) (6.5) Effect of foreign exchange rates on cash flows (0.3) — Net increase in cash, cash equivalents, and restricted cash 80.6 47.4 Cash, cash equivalents, and restricted cash—beginning of period 793.4 728.4 Cash, cash equivalents, and restricted cash—end of period $ 874.0 $ 775.8

Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Operating expense - Research and development $ 43.7 $ 29.3 $ 75.0 $ 58.8 Stock-based compensation expense (9.2) (8.9) (16.8) (17.5) Payroll tax expense related to stock-based compensation (0.3) (0.4) (0.6) (0.9) Non-GAAP operating expense - Research and development $ 34.2 $ 20.0 $ 57.6 $ 40.4 Operating expense - Sales and marketing $ 104.0 $ 63.6 $ 173.3 $ 120.4 Stock-based compensation expense (6.7) (5.5) (11.6) (10.4) Payroll tax expense related to stock-based compensation (0.1) (0.1) (0.3) (0.3) Amortization of acquired intangible assets (4.6) — (4.6) — Non-GAAP operating expense - Sales and marketing $ 92.6 $ 58.0 $ 156.8 $ 109.7 Operating expense - General and administrative $ 30.6 $ 24.9 $ 53.9 $ 51.8 Stock-based compensation expense (6.9) (8.8) (14.1) (20.4) Payroll tax expense related to stock-based compensation (0.2) (0.2) (0.4) (0.4) Significant and non-recurring legal and regulatory matters (0.6) (1.2) (0.9) (1.4) Non-GAAP operating expense - General and administrative $ 22.9 $ 14.7 $ 38.5 $ 29.6 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions) Q2 2026 Shareholder Letter 24 Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Gross profit $ 173.4 $ 102.7 $ 282.0 $ 200.6 Amortization of acquired intangible assets 9.5 — 9.5 — Stock-based compensation expense 1.0 0.6 1.6 1.3 Amortization of stock-based compensation capitalized as internal- use software costs 1.8 1.4 3.4 2.9 Payroll tax expense related to stock-based compensation 0.1 — 0.1 — Non-GAAP gross profit $ 185.8 $ 104.7 $ 296.6 $ 204.8 Gross profit margin 58.1% 54.9% 57.1% 54.7 % Non-GAAP gross profit margin 62.2% 56.0% 60.0% 55.9%

Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net loss $ (80.4) $ (7.8) $ (100.9) $ (15.6) Merger, integration, and restructuring related costs 79.8 — 89.8 (0.9) Stock-based compensation expense 23.8 23.8 44.1 49.6 Amortization of acquired intangible assets 14.1 — 14.1 — Amortization of stock-based compensation capitalized as internal- use software costs 1.8 1.4 3.4 2.9 Payroll tax expense related to stock-based compensation 0.7 0.7 1.4 1.6 Significant and non-recurring legal and regulatory matters 0.6 1.2 0.9 1.4 Non-GAAP net income $ 40.4 $ 19.3 $ 52.8 $ 39.0 Weighted-average shares used in computing net loss per share— basic 233.4 162.5 201.2 161.6 Effect of dilutive securities 5.3 4.8 3.8 4.4 Weighted-average shares used in computing non-GAAP net income per share—diluted 238.7 167.3 205.0 166.0 Net loss per share—basic and diluted $ (0.34) $ (0.05) $ (0.50) $ (0.10) Non-GAAP net income per share—diluted $ 0.17 $ 0.12 $ 0.26 $ 0.23 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions, except per share amounts) Q2 2026 Shareholder Letter 25 Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net loss $ (80.4) $ (7.8) $ (100.9) $ (15.6) Merger, integration, and restructuring related costs 79.8 — 89.8 (0.9) Stock-based compensation expense 23.8 23.8 44.1 49.6 Depreciation and amortization 22.5 7.4 30.0 14.5 Income tax expense 2.1 0.8 3.5 2.3 Other expense (income), net 1.3 (0.1) 2.2 (0.4) Payroll tax expense related to stock-based compensation 0.7 0.7 1.4 1.6 Significant and non-recurring legal and regulatory matters 0.6 1.2 0.9 1.4 Interest income, net (7.7) (8.0) (14.8) (15.8) Adjusted EBITDA $ 42.7 $ 18.0 $ 56.2 $ 37.6 Net loss margin (26.9) % (4.2) % (20.4) % (4.3) % Adjusted EBITDA Margin 14.3% 9.6% 11.4% 10.0%

Reconciliation of Non-GAAP Financial Measures Unaudited (in millions) Q2 2026 Shareholder Letter 26 Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net cash (used in) provided by operating activities(3) $ (19.8) $ 35.5 $ (5.2) $ 69.0 Less: capitalized internal-use software costs (7.4) (4.7) (13.0) (8.3) Less: purchases of content assets (5.1) (1.8) (10.9) (5.9) Less: purchases of property, equipment, and software (0.3) (0.4) (0.5) (0.9) Free Cash Flow $ (32.6) $ 28.6 $ (29.6) $ 53.9 (3) Net cash (used in) provided by operating activities includes cash payments of merger and integration related costs of $39.1 million and $50.3 million made during the three and six months ended June 30, 2026 and cash payments of merger-related personnel and severance costs of $18.1 million made during the three and six months ended June 30, 2026. The six months ended June 30, 2025 include $5.2 million in cash payments of other restructuring costs. Related cash payments made during the three months ended June 30, 2025 were immaterial.

Supplemental Revenue Data The following table presents revenue disaggregated by product offering for each segment: Unaudited (in millions) Q2 2026 Shareholder Letter 27 Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Enterprise: Subscription $ 139.4 $ 64.1 $ 205.4 $ 125.6 Other 0.6 0.2 0.8 0.4 Enterprise revenue $ 140.0 $ 64.3 $ 206.2 $ 126.0 Consumer: Subscription $ 121.7 $ 102.3 $ 232.1 $ 200.0 Transactional and other 23.5 4.8 27.6 9.2 Degrees 13.4 15.7 28.4 31.2 Consumer revenue $ 158.6 $ 122.8 $ 288.1 $ 240.4 Total revenue $ 298.6 $ 187.1 $ 494.3 $ 366.4